APPENDIX B
                         Dated as of September 16, 1997

                                       TO

                               CUSTODIAN AGREEMENT
                                     BETWEEN
                PANORAMA TRUST and BROWN BROTHERS HARRIMAN & CO.

The following is the list of Funds for which the Custodian shall serve under the Custodian Agreement dated October 3, 1995:


                          PICTET EASTERN EUROPEAN FUND
                       PICTET GLOBAL EMERGING MARKETS FUND
                    PICTET INTERNATIONAL SMALL COMPANIES FUND


IN WITNESS WHEREOF, each of the parties hereto has caused this appendix to be executed in its name and on behalf of each such Fund.




         PANORAMA TRUST:                 BROWN BROTHERS HARRIMAN & CO.:


         JEAN PILLOUD                             KRISTEN FITZWILLIAM GIARRUSSO

Name:    Jean Pilloud                    Name:    Kristen Fitzwilliam Giarrusso

Title:   Chairman of the Board and       Title:   Senior Manager
         President